Exhibit 99.1

Churchill Capital Corp III Stockholders Approve Business Combination with MultiPlan

•	Combined company to be renamed MultiPlan Corporation
•	NYSE ticker symbol expected to be changed to “MPLN” beginning on October 9, 2020

NEW YORK, NY — October 7, 2020 — Churchill Capital Corp III (“Churchill III”) (NYSE: CCXX), a public investment vehicle, announced that in a special meeting held today, its stockholders voted to approve its combination with Polaris Parent Corp., the parent of MultiPlan, Inc. (“MultiPlan”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, and related matters. Approximately 93% of the votes cast at the meeting, representing approximately 76% of Churchill III’s outstanding shares, voted to approve the business combination.

The consummation of the business combination is currently expected to occur on or about October 8, 2020, subject to the satisfaction or waiver of applicable closing conditions. The combined company will be renamed MultiPlan Corporation, and it is anticipated that on October 9, 2020, the ticker symbol of its Class A common shares, which are listed on the New York Stock Exchange, will be changed to “MPLN”.

About Churchill Capital Corp III

Churchill Capital Corp III is a public investment vehicle formed for the purpose of effecting a merger, acquisition, or similar business combination. Churchill III was founded by a group of leading current and former business and financial leaders. Churchill III raised $1.1 billion of cash proceeds in an initial public offering in February 2020. The first public equity investment company by Churchill III’s sponsor, Churchill Capital Corp, led by Jerre Stead, merged with Clarivate Analytics, a leading provider of comprehensive intellectual property and scientific information, analytical tools, and services in May 2019. Churchill Capital Corp II and Churchill Capital Corp IV are actively pursuing initial business combination targets in any business or industry. For more information, visit iii.churchillcapitalcorp.com

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, dental, government and property and casualty markets. MultiPlan is owned by Hellman & Friedman and other investors. For more information, visit multiplan.com.

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements, including those related to the date of closing of the business combination, our ability to execute our strategic plan, are based on current expectations that are subject to known and unknown risks and uncertainties. Investors are encouraged to review the other risks and uncertainties indicated in the definitive proxy statement filed in connection with the business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission by Churchill III or MultiPlan. Investors are cautioned not to place undue reliance upon any forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release. Although Churchill III and MultiPlan may from time to time voluntarily update their respective prior forward-looking statements, each disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Churchill III Contacts:

Media: Steven Lipin or Felipe Ucros. Gladstone Place Partners, 212-230-5930